Exhibit 10.2

FOURTH AMENDMENT

TO

PROPERTY MANAGEMENT AND LEASING AGREEMENT

This FOURTH AMENDMENT TO THE FIFTH AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT (the “Amendment”) is made and entered into as of this 20th day of February, 2012 by and among BEHRINGER HARVARD REIT I, INC., a Maryland corporation (“BH REIT”), BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“BH OP”), and HPT MANAGEMENT SERVICES, LLC, a Texas limited liability company (the “Manager,” and together with BH REIT and BH OP, the “Parties”).

WHEREAS, the Parties previously entered into that certain Fifth Amended and Restated Property Management and Leasing Agreement, dated May 15, 2008, as amended by the First Amendment, dated June 25, 2008, the Second Amendment, dated August 13, 2008, and the Third Amendment, dated November 9, 2010 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to clarify and revise the minimum Management Fees payable to Manager.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.             Amendment to Section 5.1.  The first sentence of Section 5.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

 5.1         Management Fees.  Owner shall pay to Manager property management fees in an amount equal to three percent (3%) of Gross Revenues (the “Management Fees”) on a monthly basis from the income received from the Properties over the term of this Management Agreement; provided, however, the Management Fees shall not be less than the following amounts for any Property on a monthly basis:

Property Size	Minimum Monthly Management Fees
0 to 199,999 square feet	$1,000
200,000 to 500,000 square feet	$2,000
More than 500,000 square feet	$3,000

4.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

5.             Counterparts.  The Parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD REIT I, INC.

By:		/s/ Scott W. Fordham
Scott W. Fordham
Chief Operating and Financial Officer

BEHRINGER HARVARD OPERATING
PARTNERSHIP I LP

By:		BHR, Inc.,
its general partner

	By:	/s/ Scott W. Fordham
Scott W. Fordham
Chief Operating and Financial Officer

HPT MANAGEMENT SERVICES, LLC

By:		/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer